SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2004

HEI, Inc.

(Exact name of Registrant as Specified in Charter)

Minnesota	0-10078	41-0944876

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

PO Box 5000, 1495 Steiger Lake Lane, Victoria, Minnesota 55386

(Address of Principal Executive Offices, including Zip Code)

(952) 443-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure
SIGNATURES

Item 9. Regulation FD Disclosure

In HEI, Inc.’s (“HEI”) conference call of yesterday, July 13, 2004, at 4:00 p.m. Eastern Time (3:00 p.m. Central Time), to discuss its operating results, the Chief Executive Officer and President of HEI Mack V. Traynor, III, provided the following guidance, which has not been previously disclosed:

•	We hired Jim Barnes as part-time Chief Information Officer. Mr. Barnes will lead the integration of the ERP/MRP/CRM systems.

•	We promoted Nina Anderson to Vice-President of Human Resources. Mrs. Anderson will focus on development of practices to recruit and retain the best and brightest employees for HEI.

•	We plan to leave our security deposit in place with our new landlord (if the transaction for our Boulder, Colorado facility is closed), thus giving us a lower rental payment. Potential terms of the lease will allow us to recover portions of the deposit as we improve the financial performance of the company.

•	We reviewed the nature and effect of our recent operational issues at our microelectronics facilities. We characterized the current issues as normal part availability shortages and customer controlled demand flow. We estimated that revenues for the third quarter of Fiscal 2004 would have exceeded $12 million without these current operational issues.

•	We signed 3 new customers and won next generation programs with two existing customers in the third quarter of Fiscal 2004. These programs represent over $3.6 million in development revenue and approximately $12 million annually in new manufacturing revenue. These programs will be phased in the fourth quarter of Fiscal 2004 and are expected to last for several years.

•	We plan to win 4 new business deals in the remainder of the year, fueling revenue growth for 2005.

•	We have completed the initial draft of our Strategic Plan for our company and have scheduled the rollout through the organization for this summer.

•	We are making progress towards our return to profitability through the hiring/promotion of the two new officers described above, reducing our operating expenses for our Boulder, Colorado facility, and formulating a strategic plan to grow the company. In response to questions, we clarified that while we have made progress in our return to profitability we will not return to profitability without additional work on the part of HEI’s employees. Among the items we identified as factors in our ability to reach profitability were an increase in sales and an improvement in our gross profit margin.

Forward-Looking Statements

Some of the Information included in this Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “estimate,” “continue,” and similar words. You should read statements that contain these words carefully for the following reasons: such statements discuss our future expectations, such statements contain projections of future earnings or financial condition and such statements state other forward-looking information. Although it is important to communicate our expectations, there may be events in the future that we are not accurately able to predict or over which we have no control. The risk factors included in Item 7 of our Annual Report on Form 10-K for the fiscal year ended August 31, 2003 provide examples of such risks, uncertainties and events that may cause actual results to differ materially from our expectations and the forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, as we undertake no obligation to update these forward-looking statements to reflect ensuing events or circumstances, or subsequent actual results.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEI, INC.

Dated: July 14, 2004	By	/s/ Douglas J. Nesbit

Douglas J. Nesbit
Its: Chief Financial Officer, Treasurer, Secretary